UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GCP APPLIED TECHNOLOGIES INC.

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The following letter was distributed to certain stockholders of GCP Applied Technologies Inc. on May 13, 2020.

Confidential Draft—May 12, 2020 11:09 PM    Dear Fellow Shareholders:    During these unprecedented times, the GCP Board and management team continue to focus on driving positive business momentum and delivering value for shareholders, while also ensuring the safety of our employees and customers. We ask that you reflect on the significant results our Board has delivered, the proactive steps the Board taken to position the Company for sustained success and the significant efforts to protect the interests of all shareholders from two dominant shareholders who seek to exert greater control over the Company. GCP’s Board is Overseeing Strong Financial Performance, Driving a Positive Business Trajectory and Already Executing on the Right Pillars for Growth GCP’s refreshed, experienced and independent Board has overseen the development of a clear strategy that is driving meaningful performance improvement, based on the following core pillars: Returning Specialty Building Materials (SBM) to growth by broadening market presence and accelerating introduction of new products; Sustaining improvement in Specialty Construction Chemicals (SCC) margins with core market focus; Continuing to build on VERIFI®’s momentum and success; Continuing to execute on its multi-phase cost optimization program; and Simplifying organizational structure to drive accountability and improved performance. GCP Urges Shareholders to Vote “FOR” ALL Its Director Nominees on BLUE Proxy Card

Under the leadership of CEO Randy Dearth, GCP has successfully executed against its stated strategy and delivered results, which include: An increase in gross margin by 140 bps year over year in 2019; Five consecutive quarters of improved profitability for SCC; An increase in total cost reduction initiatives, targeted at approximately $80 million in annualized savings, (GCP has already achieved approximately $33 million total cost savings through 2019 and approximately $14 million of the planned $26 million in 2020 cost savings); An increase in 4Q19 VERIFI® sales of 53% and an increase in installed truck base of 56%; The best year of price capture as a public company in 2019; Investing in SBM to drive long-term organic growth; and Installing new leadership for SCC and SBM with a streamlined, Board-approved organization. Our first quarter results demonstrate that the strong momentum overseen by this Board has continued into 2020. Our results significantly exceeded consensus estimates and represented our best first quarter earnings performance since 2016. Highlights of these results included: 1Q20 Income from % % 5 25    continuing operations sales growth in North America, increase in Adjusted attributable to GCP including growth in both SCC EBIT*, to $15.0M shareholders of and SBM businesses $ 1.4M, or 0.6% of net sales, and Diluted EPS from % % continuing operations of 17.6 42.9 $0.02 increase in Adjusted EBITDA*, increase in Adjusted to $26.0M EPS*, to $0.10 Furthermore, our long-term focus on cost management and commitment to prudent capital management have made our strong balance sheet and liquidity position a true competitive differentiator in a challenging COVID-19 environment. A vote “FOR” all of GCP’s director nominees on the BLUE proxy card or voting instruction form can help ensure our progress continues. *Non-GAAP financial measures. See below for important information regarding such non-GAAP measures

Starboard’s and 40 North’s Self-Serving Interests GCP strongly believes replacing a supermajority of the Board would be highly disruptive and place at risk the Company’s demonstrated business progress and momentum. Your current Board has the best interests of all shareholders in mind. Given that 40 North previously sought and received HSR approval to increase its ownership to nearly 50% and that its affiliate is a natural acquirer of GCP, the actions taken by 40 North appear to be in its own self-serving interests, rather than the interests of all GCP shareholders. Similarly, Starboard’s continued unwillingness to consider reasonable proposals for a consensual resolution on Board representation underscores Starboard’s self-serving agenda at GCP. GCP’s Board has been transparent and continuously seeks open engagement with, and ideas from, shareholders, including exhaustively trying to work with both Starboard and 40 North to settle this fight. Nonetheless, both Starboard and 40 North have insisted on replacing a supermajority of the Board. As such, we ask shareholders to consider whether they want to allow Starboard and 40 North to take creeping control of the Company. We Strongly Urge Shareholders to Vote the Blue Proxy Card or Voting Instruction Form And Support ALL of GCP’s Refreshed, Highly Qualified, Independent Slate of Director Nominees. As always, GCP’s Board and management will continue to execute on our strategy in this unprecedented and rapidly evolving operating environment to deliver value for you, while also ensuring the safety, health and wellbeing of our employees, customers and business partners. If you have any questions or need any assistance voting your BLUE proxy card or voting instruction form, please contact GCP’s proxy solicitor D.F. King & Co., Inc. at (866) 796-6867 or gcp@dfking.com. We appreciate your continued investment in the Company. Sincerely, Elizabeth Mora Randall S. Dearth Independent Chairman of the Board of Directors President and Chief Executive Officer

GCP Urges Shareholders to Vote “FOR” ALL Its Director Nominees on BLUE Proxy Card Investors GCP D.F. KING & CO., INC. JOELE FRANK, WILKINSON BRIMMER KATCHER investors@gcpat.com Tom Germinario +1 212.493.6922 Nick Lamplough / Andrew Squire Geoffrey Weinberg +1.212.493.6969 212.355.4449 Additional Information GCP has filed a definitive proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders. GCP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD, AS THEY CONTAIN OR WILL CONTAIN (IN THE CASE OF AMENDMENTS OR SUPPLEMENTS) IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement (and any amendments or supplements thereto) and other documents filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov. Certain Information Regarding Participants GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement (and any amendments and supplements thereto) filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Cautionary Statements Regarding Forward-Looking Information This communication contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events, natural disasters and the COVID-19 pandemic. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this communication, or to update them to reflect events or circumstances occurring after the date of this communication.

Non-GAAP Financial Measures

In this communication, the Company refers to non-GAAP financial measures including: Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA and Adjusted EPS. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States Generally Accepted Accounting Principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These measures are provided to investors and others to improve the period-to-period and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses. The following are the non-GAAP financial measures presented in this communication:

The Company defines Adjusted EBIT (a non-GAAP financial measure) to be net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; and (xiii) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. The Company uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of its strategic and operating decisions.

The Company defines Adjusted EBITDA (a non-GAAP financial measure) to be Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

The Company defines Adjusted EPS (a non-GAAP financial measure) to be earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; and (xii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

Adjusted EBIT, Adjusted EBIT Margin, and Adjusted EPS do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of GCP's results of operations.

In the tables, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

Analysis of Operations
(In millions, except per share amounts)

	Three Months Ended March 31, 2020 ($)	Three Months Ended March 31, 2019 ($)	% Change (%)
Income from continuing operations attributable to GCP shareholders (GAAP)	**1.4**	**14.6**	(90.4)
Income tax benefit	(1.9)	(16.4)	(88.4)
Interest expense, net	5.1	5.2	(1.9)
Third-party and other acquisition-related costs	0.5	0.1	NM
COVID-19-related costs	0.5	–	NM
Shareholder activism and other related costs	3.6	2.5	44.0
Restructuring expenses and asset impairments	3.1	0.6	NM
Repositioning expenses	2.7	5.4	(50.0)
Adjusted EBIT (non-GAAP)	**15.0**	**12.0**	**25.0**
Total GCP depreciation and amortization	11.0	10.1	8.9
Total GCP Adjusted EBITDA (non-GAAP)	**26.0**	**22.1**	**17.6**

(In millions, except per share amounts)

	Three Months Ended March 31, 2020 ($)				Three Months Ended March 31, 2019 ($)			
	Pre-Tax	Tax Effect	After-Tax	Per Share	Pre-Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				0.02				0.20
Repositioning expenses	2.7	0.7	2.0	0.03	5.4	1.3	4.1	0.06
Restructuring expenses and asset impairments	3.1	0.8	2.3	0.03	0.6	0.1	0.5	0.01
COVID-19-related costs	0.5	0.1	0.4	0.01	–	–	–	–
Third-party and other acquisition-related costs	0.5	0.1	0.4	0.01	0.1	–	0.1	–
Shareholder activism and other related costs	3.6	0.9	2.7	0.04	2.5	0.6	1.9	0.03
Discrete tax items, including adjustments to uncertain tax positions	–	2.6	(2.6)	(0.04)	–	16.4	(16.4)	(0.23)
Adjusted EPS (non-GAAP)				**0.10**				**0.07**